Exhibit 23.1

I

NDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-8 of our report dated May 24, 2002, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 29, 2002.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 6, 2003